                                                                   EXHIBIT 99.03

National School Reporting
Services, Inc.
Report on Financial Statements
For the Year Ended December 31, 1997
 and for the Period from January 1, 1998 through September 9, 1998

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of National School Reporting Services, Inc.

In our opinion, the accompanying balance sheet and the related statements of operations, of stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of National School Reporting Services, Inc. (the "Company") at December 31, 1997 and the results of its operations and its cash flows for the year ended December 31, 1997 and the period from January 1, 1998 to September 9, 1998, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

Century City, California
November 22, 1999

                    NATIONAL SCHOOL REPORTING SERVICES, INC.

                                 BALANCE SHEET

                                                                  December 31,
                                                                      1997
                                                                  ------------
                             Assets
Current assets:
  Cash........................................................... $     1,797
  Accounts receivable, net of allowance for doubtful accounts of
   $1,978........................................................       3,069
  Prepaid expenses and other current assets......................       4,294
                                                                  -----------
Total current assets.............................................       9,160
                                                                  -----------
Property and equipment, net......................................     230,682
Other assets.....................................................       7,004
                                                                  -----------
    Total assets................................................. $   246,846
                                                                  ===========

     Liabilities, Redeemable Convertible Preferred Stock and
                   Stockholders' Equity Deficit

Current liabilities:
  Accounts payable............................................... $   108,722
  Accrued liabilities............................................      75,541
  Accrued professional fees......................................     124,215
  Due to related party...........................................      67,500
  Deferred revenue...............................................     204,116
  Deferred rent..................................................      20,671
  Current portion of capital lease obligation....................       7,775
                                                                  -----------
Total current liabilities........................................     608,540
Capital lease obligation.........................................      34,690
Note payable.....................................................      25,000
                                                                  -----------
                                                                      668,230
                                                                  -----------

Commitments (Note 9).............................................

Redeemable convertible preferred stock, $0.01 par value; 7,077 shares authorized,
 5,002 issued and outstanding; redemption value of $5,862,024....   5,862,024
                                                                  -----------
Stockholders' deficit:
  Common stock, $0.01 par value, 11,123,934 shares authorized,
   4,166,675 shares issued and outstanding.......................      41,667
  Additional paid-in capital.....................................     190,000
  Note receivable from stockholder...............................     (33,224)
  Accumulated deficit............................................  (6,481,851)
                                                                  -----------
    Total stockholders' deficit..................................  (6,283,408)
                                                                  -----------
    Total liabilities and stockholders' equity................... $   246,846
                                                                  ===========

   The accompanying notes are an integral part of these financial statements.

                    NATIONAL SCHOOL REPORTING SERVICES, INC.

                            STATEMENTS OF OPERATIONS

                                                                  January 1,
                                                                     1998
                                                     Year Ended     through
                                                      December     September
                                                      31, 1997      9, 1998
                                                     -----------  -----------
Net revenues........................................ $   810,083  $   615,058
Cost of revenues....................................     312,001      153,326
                                                     -----------  -----------
Gross profit........................................     498,082      461,732
                                                     -----------  -----------
Operating expenses:
  Sales and marketing...............................   1,032,627      634,811
  Product development...............................     584,788      173,298
  General and administrative........................   1,393,822    1,566,993
                                                     -----------  -----------
Total operating expenses............................   3,011,237    2,375,102
                                                     -----------  -----------
Loss from operations................................  (2,513,155)  (1,913,370)
Interest expense, net...............................      11,398        6,206
Other expense.......................................      16,840        3,214
                                                     -----------  -----------
Net loss............................................  (2,541,393)  (1,922,790)
Accrued dividends on redeemable convertible
 preferred stock....................................    (502,904)    (126,944)
                                                     -----------  -----------
Net loss applicable to common stockholders.......... $(3,044,297) $(2,049,734)
                                                     ===========  ===========


    The accompanying notes are an integral part of these financial statements.

                    NATIONAL SCHOOL REPORTING SERVICES, INC

                      STATEMENTS OF STOCKHOLDERS' DEFICIT

                                                          Note
                            Common Stock    Additional Receivable                   Total
                          -----------------  Paid-in      From     Accumulated  Stockholders'
                           Shares   Amount   Capital   Stockholder   Deficit       Deficit
                          --------- ------- ---------- ----------- -----------  -------------
Balances at December 31,
 1996...................  4,166,675 $41,667 $       --  $(33,224)  $(3,437,554)  $(3,429,111)
Accrued stock
 compensation for
 services...............                       190,000                               190,000
Accrued dividends on
 redeemable convertible
 preferred stock........                                              (502,904)     (502,904)
Net loss................                                            (2,541,393)   (2,541,393)
                          --------- ------- ----------  --------   -----------   -----------
Balances at December 31,
 1997...................  4,166,675  41,667    190,000   (33,224)   (6,481,851)   (6,283,408)
Forgiveness of note
 receivable.............                                  33,224                      33,224
Issuance of common stock
 for services...........  1,225,383  12,254    480,173                               492,427
Stock-based compensation
 for options granted....                       535,445                               535,445
Conversion of note
 payable to common
 stock..................    133,334   1,333     48,667                                50,000
Repurchase of preferred
 stock..................                     4,418,778                             4,418,778
Accrued dividends on
 redeemable convertible
 preferred stock........                                              (126,944)     (126,944)
Net loss................                                            (1,922,790)   (1,922,790)
                          --------- ------- ----------  --------   -----------   -----------
Balance at September 9,
 1998...................  5,525,392 $55,254 $5,673,063  $     --   $(8,531,585)  $(2,803,268)
                          ========= ======= ==========  ========   ===========   ===========


   The accompanying notes are an integral part of these financial statements.

                    NATIONAL SCHOOL REPORTING SERVICES, INC.

                            STATEMENTS OF CASH FLOWS

                                                                   January 1,
                                                                      1998
                                                      Year Ended     Through
                                                       December     September
                                                       31, 1997      9, 1998
                                                      -----------  -----------
Cash flows from operating activities:
Net loss............................................  $(2,541,393) $(1,922,790)
Adjustments to reconcile net loss to net cash used
 in operating activities:
Depreciation and amortization.......................      437,165       80,949
Deferred rent.......................................       (7,080)      (4,720)
Forgiveness of note receivable from stockholder.....           --       33,224
Stock-based compensation............................      190,000    1,027,871
Other non-cash items................................       11,451       37,500
Changes in operating assets and liabilities:
  Accounts receivable...............................       16,668       (6,910)
  Prepaid expenses and other current assets.........        5,826        4,053
  Accounts payable and accrued liabilities..........      106,836      280,405
  Deferred revenues.................................     (104,193)     247,694
                                                      -----------  -----------
Net cash used in operating activities...............   (1,884,720)    (222,724)
                                                      -----------  -----------
Cash flows from investing activities:
Purchases of property and equipment.................      (33,028)      (2,825)
Proceeds from sale of assets........................        7,703           --
                                                      -----------  -----------
Net cash used in investing activities...............      (25,325)      (2,825)
                                                      -----------  -----------
Cash flows from financing activities:
Net proceeds from issuance of redeemable preferred
 stock..............................................    1,850,000      350,000
Repayment of capital lease obligations..............       (4,025)      (7,260)
Proceeds from notes payable.........................       30,000           --
Repayment of related party notes payable............      (25,000)     (30,000)
                                                      -----------  -----------
Net cash provided by financing activities...........    1,850,975      312,740
                                                      -----------  -----------
Change in cash......................................      (59,070)      87,191
Cash, beginning of period...........................       60,867        1,797
                                                      -----------  -----------
Cash, end of period.................................  $     1,797  $    88,988
                                                      ===========  ===========
Supplemental disclosure of cash flows activities:
Cash paid during the year for interest..............  $    11,398  $     6,206
                                                      ===========  ===========
Supplemental schedule of non-cash investing and
 financing activities:
Issuance of note payable in exchange for repurchase
 of redeemable convertible preferred stock..........  $        --  $   405,000
                                                      ===========  ===========
Conversion of related party payables into common
 stock..............................................  $        --  $    50,000
                                                      ===========  ===========
Conversion of related party payables into redeemable
 convertible preferred stock........................  $        --  $    25,000
                                                      ===========  ===========
Equipment obtained under capital lease obligation...  $    46,490  $        --
                                                      ===========  ===========

   The accompanying notes are an integral part of these financial statements.

                   NATIONAL SCHOOL REPORTING SERVICES, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. The Company And Summary Of Significant Accounting Policies:

   The Company--National School Reporting Services, Inc. (the "Company"), a Delaware corporation, is a leading provider of school information to the relocation market. Prior to moving, families can obtain school information free on the Company's network of Internet sites or through our network of real estate agents and brokers, who subscribe to the Company's service. Service programs offer selected products and services to enhance the existing relationships between the relocation industry and its customers.

   Effective September 9, 1998, The Homebuyer's Fair, Inc. ("HBF"), an Arizona corporation and a subsidiary of Central Newspapers, Inc. ("CNI"), acquired all of the Company's issued and outstanding shares of common stock, at which time the Company became a wholly-owned subsidiary of HBF.

   Effective October 31, 1999, Homestore.com, Inc. acquired all of HBF and its subsidiaries' outstanding common stock from CNI, at which time HBF became a wholly-owned subsidiary of Homestore.com, Inc.

2. Summary of Significant Accounting Policies:

   Use of Estimates--The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

   Concentration of Credit Risk--Financial instruments that potentially subject the Company to a concentration risk consist of cash and accounts receivable. Cash is deposited with high credit quality financial institutions. The Company's accounts receivable are derived from revenue earned from customers located in the United States. The Company maintains an allowance for doubtful accounts based upon the expected collectibility of accounts receivable.

   During the year ended December 31, 1997 and for the period from January 1, 1998 through September 9, 1998, no customers accounted for more than 10% of net revenues or net accounts receivable.

   Property and Equipment--Property and equipment are stated at historical cost. Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the assets, generally three to five years, or the shorter of the lease term or the estimated useful lives of the assets, if applicable.

   Long-Lived Assets--The Company continually reviews the recoverability of the carrying value of long-lived assets. The Company also reviews long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of such assets may not be recoverable. Recoverability of these assets is determined by comparing the forecasted undiscounted cash flows attributable to such assets to their carrying value. If the carrying value of the assets exceeds the forecasted undiscounted cash flows, then the assets are written down to their fair value. Fair value is determined based on discounted cash flows or appraised values, depending upon the nature of the assets.

   Revenue Recognition--Revenues are derived from the sale of advertising and marketing products and services to real estate agents and brokers. Substantially all of the agent advertising products and services are sold on a monthly, quarterly or annual subscription basis. Accordingly, revenues are deferred and recognized ratably over the service period, as such services are rendered.

   Product Development Costs--Product development costs incurred by the Company to develop, enhance, manage, monitor and operate the company's websites are expensed as incurred. Costs related to the research, compiling and updating of school information are expensed as incurred.

                   NATIONAL SCHOOL REPORTING SERVICES, INC.

   Advertising Expense--Advertising costs are expensed as incurred and totalled $58,083 during the year ended December 31, 1997 and $20,128 for the period from January 1, 1998 through September 9, 1998.

   Income Taxes--The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes", which requires the use of the liability method in accounting for income taxes. Under SFAS No. 109, deferred tax assets and liabilities are measured based on differences between the financial reporting and tax basis of assets and liabilities using enacted tax rate and laws that are expected to be in effect when the differences are expected to reverse.

   Stock-Based Compensation--The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." Under APB 25, compensation expense is recognized over the vesting period based on the difference, if any, on the date of grant between the deemed fair value for accounting purposes of the Company's stock and the exercise price on the date of grant. The Company accounts for stock issued to non-employees in accordance with the provisions of SFAS No. 123 and Emerging Issues Task Force ("EITF") 96-18.

   Comprehensive Income--Effective January 1, 1998, the Company adopted the provisions of SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting comprehensive income and its components in financial statements. Comprehensive income, as defined, includes all changes in equity (net assets) during a period from non-owner sources. To date, the Company has not had any transactions that are required to be reported in comprehensive income.

   Recent Accounting Pronouncements--In March 1998, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position ("SOP") No. 98-1, "Software for Internal Use," which provides guidance on accounting for the cost of computer software developed or obtained for internal use. The adoption of SOP 98-1 in the first quarter of 1999 did not have a significant impact on the Company's financial position, results of operations or cash flows.

   In April 1998, the AICPA issued SOP No. 98-5, "Reporting on the Costs of Start-Up Activities." SOP No. 98-5 requires that all start-up costs related to new operations must be expensed as incurred. In addition, start-up costs that were capitalized in the past must be written off when SOP No. 98-5 is adopted. The adoption of SOP No. 98-5 during the first quarter of 1999 did not have a significant impact on the Company's financial position, results of operations or cash flows.

3. Related Party Transactions:

   At December 31, 1997 the Company had a note receivable from stockholder in the amount of $33,224. At September 9, 1998, the note was forgiven and recorded as compensation expense.

   On July 1, 1992, the Company obtained a $12,500 note payable from a stockholder which is due and payable on July 31, 2002. This note was issued in connection with a Participation Agreement (see Note 8). During 1998, the note was converted into 25 shares of the Company's redeemable preferred stock (see note 10).

   On November 15, 1992, the Company obtained a $25,000 note payable from a stockholder which is due and payable on November 15, 2002. The note bears interest at a rate of 7.02% per annum. During 1998, the note plus accrued interest was converted into 133,334 shares of the Company's Common Stock (see
Note 10).

   On December 10, 1997, the Company obtained a $30,000 note payable from a stockholder. The note bears interest at a rate of 8% per annum. The principle and interest on this note was paid on February 12, 1998.

                   NATIONAL SCHOOL REPORTING SERVICES, INC.

4. Income Taxes:

   The provision for income taxes results in an effective tax rate that differs from the federal statutory rate primarily due to the establishment of a valuation allowance against the Company's net operating losses and other deferred tax assets.

   The following is a summary of deferred tax assets as of December 31, 1997:

   Deferred tax assets:
     Net operating loss carryforwards.............................. $ 1,657,544
     Accruals and reserves.........................................     158,556
     Other.........................................................     257,156
                                                                    -----------
       Total deferred tax assets...................................   2,073,256
   Less: valuation allowance.......................................  (2,073,256)
                                                                    -----------
     Net deferred tax assets....................................... $        --
                                                                    ===========

   At December 31, 1997, the Company had net operating loss carryforwards for federal and state income tax purposes of approximately $4,123,245 which begin to expire in the tax year 2011.

   Realization of net operating losses and deferred tax assets is dependent on future earnings, if any, the timing and the amount of which are uncertain. Accordingly, based on management's assessment, a valuation allowance in an amount equal to the deferred tax assets as of December 31, 1997 has been established to reflect these uncertainties.

5. Property and Equipment:

   Property and equipment consists of the following:

                                                                  December 31,
                                                                      1997
                                                                  ------------
   Equipment under capital lease................................. $    46,490
   Computer equipment and software...............................   1,128,056
   Office furniture and fixtures.................................      37,307
   Leasehold improvements........................................      78,501
                                                                  -----------
                                                                    1,290,354
   Less: accumulated depreciation including capital lease
    amortization of $7,660.......................................  (1,059,672)
                                                                  -----------
                                                                  $   230,682
                                                                  ===========

6. Accrued Liabilities:

   Accrued liabilities consist of the following:

                                                                    December 31,
                                                                        1997
                                                                    ------------
   Accrued payroll and employee benefits...........................   $ 40,144
   Other accrued liabilities.......................................     35,397
                                                                      --------
                                                                      $ 75,541
                                                                      ========

7. Note Payable:

   On July 1, 1992, the Company obtained a $25,000 note payable, which is due and payable on June 30, 2002. This note was issued in connection with a Participation Agreement (see Note 8).

                   NATIONAL SCHOOL REPORTING SERVICES, INC.

8. Participation Agreement:

   On July 1, 1992 the Company entered into Participation Agreements with two individuals ("Participants"). The Participants invested funds to further finance the Company's operations and marketing efforts in exchange for a participation interest in the annual fees paid by real estate agencies in territories as stipulated in the Agreements and a Promissory Note for the investment amount (see Notes 3 and 7).

   Participation interest is calculated based on the number of real estate agencies (new and renewal) at varying rates. Expense related to the participation agreements was $8,586 and $3,672 for the year ended December 31, 1997 and for the period from January 1, 1998 through September 9, 1998, respectively.

   The Agreements are for a period of ten years ending June 30, 2002. In addition, the Agreements include a call provision granting the Company the option of purchasing all of the Participant's participation interest and other rights and terminate all of the Company's obligations at amounts stipulated in the Agreement. During 1998, the Company called the Participation Agreement with a related party (see Note 3). As part of this call, the principal and related participation interest was converted into 25 shares of the Company's Series D Preferred Stock (see Note 10).

9. Commitments:

   On December 1, 1995 the Company entered into a noncancellable five year operating lease. The lease provides free rent for the first six months. In accordance with SFAS No. 13, "Accounting for Leases" the free rent is deferred and recognized over the term of the related lease. The effect of such accounting results in additional cash payments over rent expense of $7,080 and $4,720 for the year ended December 31, 1997 and for the period from January 1, 1998 through September 9, 1998, respectively. Future minimum lease payments under this noncancellable operating lease are $70,850 per year for 1998 through 2000.

   Rent expense was $63,770 for the year ended December 31, 1997 and $48,417 for the period from January 1, 1998 through September 9, 1998.

   During 1997, the Company entered into capital leases for certain computer and telephone equipment totaling $46,490 of capitalized costs.

   The future minimum lease payments under capital leases, (including the present value of net minimum lease payments) as of December 31, 1997 are as follows:

     1998............................................................. $ 13,270
     1999.............................................................   13,270
     2000.............................................................   13,270
     2001.............................................................   13,270
     2002.............................................................      678
                                                                       --------
     Total minimum obligations........................................   53,758
     Less amounts representing interest...............................  (11,293)
                                                                       --------
     Present value of minimum obligations.............................   42,465
     Less current portion.............................................    7,775
                                                                       --------
     Long-term obligations............................................ $ 34,690
                                                                       ========

                   NATIONAL SCHOOL REPORTING SERVICES, INC.

10. Stockholders' Deficit

   The Company has one class of authorized common stock and four series of authorized redeemable convertible preferred stock ("preferred stock").

   Common Stock

   The Company is required to reserve and keep available out of its authorized but unissued shares of common stock such number of shares sufficient to effect the conversion of all outstanding shares of preferred stock and all outstanding common stock warrants, plus shares granted and available for grant under the Company's stock option plan. The amount of such shares of common stock reserved for these purposes is as follows:

                                                     December 31, September 9,
                                                         1997         1998
                                                     ------------ ------------
   Conversion of preferred stock....................   9,038,211   3,110,808
   Outstanding warrants.............................          --   1,077,360
   Outstanding stock options........................      75,758   1,180,796
   Additional shares available for grant under the
    Company's stock option plan.....................   1,496,573     391,535
                                                      ----------   ---------
                                                      10,610,542   5,760,499
                                                      ==========   =========

   Preferred Stock

   As of December 31, 1997 and September 9, 1998, the Company had the following preferred stock outstanding:

                                                      December 31, September 9,
                                                          1997         1998
                                                      ------------ ------------
   Series A, $0.01 par value, 2,152 shares
    authorized, 2,152 and 238 shares issued and
    outstanding at December 31, 1997 and September
    9, 1998, respectively...........................   $2,735,333   $  324,983
   Series B, $0.01 par value, 1,000 shares
    authorized, 1,000 and 0 shares issued and
    outstanding at December 31, 1997 and September
    9, 1998, respectively...........................    1,151,967           --
   Series C, $0.01 par value, 3,250 and 2,575 shares
    authorized, 1,550 and 425 shares issued and
    outstanding at December 31, 1997 and
    September 9, 1998, respectively.................    1,674,724      494,269
   Series D, $0.01 par value, 675 authorized, 300
    and 675 shares issued and outstanding at
    December 31, 1997 and September 9, 1998,
    respectively....................................      300,000      720,937
                                                       ----------   ----------
                                                       $5,862,024   $1,540,189
                                                       ==========   ==========

   Each share of Series A, B, C and D preferred stock is entitled to vote on all matters. Each holder of preferred stock is entitled to the number of votes equal to the number of shares of common stock into which such shares of preferred stock shares could then be converted. The holders of preferred stock, voting as a separate class, elect four members of the Board of Directors.

                   NATIONAL SCHOOL REPORTING SERVICES, INC.

   Each share of preferred stock earns cumulative dividends at a rate of $120 per share per year. These dividends accrue whether or not earned or declared. Additionally, the preferred stock is convertible at the option of the holder into shares of common stock equal to the initial purchase value of preferred shares of $1,000 per share divided by the applicable conversion rate. The conversion rates for the preferred stock at December 31, 1997 and September 9, 1998 were $0.7709 for Series A, $0.3855 for series B, $0.42405 for Series C and $0.375 for Series D.

   In addition, each share of preferred stock shall automatically be converted into shares of common stock at the then effective Conversion Rate for such share immediately prior to the consummation of a firmly underwritten public offering of common stock. The Preferred Stock is converted provided that the price per share is not less than $2.313 (subject to appropriate adjustment for stock splits, stock dividends, reclassifications, recapitalizations and the like) and the aggregate gross proceeds to the Company are not less than $20 million.

   Under the terms of the preferred stock agreements, 33% of each series of preferred stock is redeemable on June 30, 2000, 67% is redeemable on June 30, 2001 and 100% is redeemable on June 30, 2002. The redemption price shall be an amount equal to $1,000 per share, plus any unpaid cumulative dividends.

   In February 1998 the Company entered into a Stock Redemption Agreement with certain holders of Preferred Stock. Under this agreement the Company redeemed 1,912 shares of Series A Preferred Stock, 1,000 shares of Series B Preferred Stock and 1,125 shares of Series C Preferred Stock with a redemption value of $4,823,778 in exchange for a note payable of $405,000 and warrants to purchase 1,077,360 shares of Common Stock. The difference between the redemption value of the Series C Preferred Stock and the note payable was recorded as additional paid-in capital. The warrants were issued at an exercise price of $0.01 per share and expire on January 20, 2008.

   Stock Option Plan

   Under the 1996 Incentive Stock Plan (the "Plan"), the Company offers options to purchase shares of common stock to employees and consultants. At December 31, 1997, the Company had reserved 1,572,331 shares of common stock for issuance through the Plan.

   The following table summarizes stock option activity and related information:

                                                               Weighted-Average
                                                                Exercise Price
                                                      Shares      per Share
                                                     --------- ----------------
   Outstanding at December 31, 1996.................    75,758      $1.00
     Granted........................................        --         --
     Exercised......................................        --         --
     Canceled.......................................        --         --
                                                     ---------      -----
   Outstanding at December 31, 1997.................    75,758      $1.00
                                                     ---------      -----
     Granted--exercise price less than fair value... 1,105,038      $0.05
     Exercised......................................        --         --
     Canceled.......................................        --         --
                                                     ---------      -----
   Outstanding at September 9, 1998................. 1,180,796      $0.11
                                                     =========      =====
     Options exercisable at December 31, 1997.......    75,758      $1.00
                                                     =========      =====
     Options exercisable at September 9, 1998.......   689,023      $0.16
                                                     =========      =====

                   NATIONAL SCHOOL REPORTING SERVICES, INC.

   Additional information with respect to the outstanding options as of September 9, 1998 is as follows:

                                                                  Options
                                 Options Outstanding            Exercisable
                         ----------------------------------- ------------------
                                   Weighted Average
                                      Remaining     Average            Average
                         Number of   Contractural   Exercise Number of Exercise
   Prices                 Shares         Life        Price    Shares    Price
   ------                --------- ---------------- -------- --------- --------
   $1.00................    75,758        8.0        $1.00      75,758  $1.00
   $0.05................ 1,105,796       10.0        $0.05   1,105,796  $0.05

   Compensation expense of $535,445 was recorded for the period ended September 9, 1998 in connection with the grant of stock options, based on the sale price per share of the Company to HBF on that date. No compensation expense was recognized for its stock-based compensation plans for the year ended December 31, 1997.

   If compensation expenses had been recognized based on the fair value of the options at their grant date, in accordance with SFAS 123, the results of operations would have been as follows:

                                                                   January 1,
                                                                      1998
                                                      Year ended     Through
                                                       December     September
                                                       31, 1997      9, 1998
                                                      -----------  -----------
   Loss applicable to common stock:
     As reported..................................... $(3,044,297) $(2,049,734)
     Pro forma under FAS 123.........................  (3,044,297)  (2,049,734)

   The Company calculated the minimum fair value of each option grant on the date of the grant using the Black-Scholes option pricing model as prescribed by SFAS No. 123 using the following weighted average assumptions:

     Risk-free interest rates............................................. 4.68%
     Expected lives (in years)............................................    0
     Dividend yield.......................................................    0
     Expected volatility..................................................    0%

   As additional options are expected to be granted in future years and the options vest over several years, the above pro forma results are not necessarily indicative of future pro forma results.